EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Pan Pacific Retail Properties, Inc. on Form S-3 of our report dated March 26, 2002, except for Footnote 13 for which the date is November 20, 2002, appearing in the Annual Report on Form 10-K/A of Center Trust, Inc. for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

February 24, 2003